Exhibit 5.1

Nu Holdings Ltd. Floor 4, Willow House, Cricket Square Grand Cayman KY1-9010 Cayman Islands	Campbells LLP Floor 4, Willow House, Cricket Square Grand Cayman KY1-9010 Cayman Islands
D +1 345 914 5875 T +1 345 949 2648 E cpywell@campbellslegal.com

30 November 2021	campbellslegal.com Our Ref: CCP/15531-24848 Your Ref:

Dear Sirs	CAYMAN | BVI | HONG KONG

Nu Holdings Ltd. (the “Company”)

We have acted as counsel as to Cayman Islands law to the Company in connection with the Company’s registration statement on Form F-1 originally filed on 1 November 2021 with the Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933 (the “Act”), as amended to date and including all supplements thereto (and including its exhibits, the “Registration Statement”) in connection with the initial public offering (the “IPO”) of an aggregate of up to 317,721,984 Class A Ordinary Shares of par value US$0.000006666666667 each in the capital of the Company (the “Offered Shares”), which includes the 28,571,429 Class A ordinary shares of par value US$0.000006666666667 each in the capital of the Company that the Underwriters (as defined below) have the option to purchase from the Company. Such offering is being underwritten pursuant to an underwriting agreement (the “Underwriting Agreement”) among the Company and Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”).

This opinion letter is given in accordance with the terms of the Legal Matters section of the Registration Statement.

For the purposes of giving this opinion, we have examined the documents and instruments listed in Schedule 1 hereto.

In giving this opinion we have relied (without further verification) upon the completeness and accuracy, as at the date of this opinion, of the Director’s Certificate and the assumptions set out in Schedule 2 hereto, which we have not independently verified.

We are Attorneys-at-Law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted by the courts of the Cayman Islands at the date hereof.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3 hereto, we are of the opinion that under the laws of the Cayman Islands:

1	The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.

2

Based solely on the Director’s Certificate, our review of the Shareholder Resolutions and the IPO Memorandum and Articles (each as defined in Schedule 1 hereto), upon the IPO Memorandum and Articles and the Shareholder Resolutions becoming effective, the authorised share capital of the Company will be US$324,022.94 divided into 48,603,441,210 shares of a nominal or par value of US$0.000006666666667 each, each of which may be issued as Class A Ordinary Shares, Class B Ordinary Shares or shares of any class with such preferred, deferred or other special rights or restrictions as the Directors of the Company may determine from time to time in accordance with IPO Memorandum and Articles.

3

The Offered Shares to be offered and issued by the Company as contemplated by the Registration Statement and the Underwriting Agreement have been duly authorised for issue, and when issued by the Company against payment in full of the consideration as contemplated by the Registration Statement and the Underwriting Agreement and in accordance with the Resolutions (as defined in Schedule 1 hereto), such Offered Shares will be validly issued, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders) of the Company.

4

The statements under the captions “Enforceability of Civil Liabilities – Cayman Islands” and “Cayman Islands Tax Considerations” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is addressed to you and may be relied upon by you, your counsel and purchasers of the Offered Shares pursuant to the Registration Statement, and may not be relied upon by any other person without our prior written consent. This opinion shall be construed in accordance with the laws of the Cayman Islands. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm in the Registration Statement under the heading “Legal Matters” and “Enforceability of Civil Liabilities – Cayman Islands”. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Campbells LLP

Campbells LLP

Schedule 1

List of Documents Examined

1	Certificate of Incorporation of the Company dated 26 February 2016 issued by the Registrar of Companies;

2

Eleventh Amended and Restated Memorandum and Articles of Association of the Company as adopted on 29 May 2021 and filed with the Registrar of Companies on 1 June 2021 (the “Existing Memorandum and Articles”) and the Twelfth Amended and Restated Memorandum and Articles of Association of the Company to be adopted by special resolution to be effective immediately prior to the closing of the IPO (the “IPO Memorandum and Articles”);

3	Certificate of Good Standing in respect of the Company dated 17 November 2021 issued by the Registrar of Companies;

4	Director’s Certificate certifying matters of fact and signed by a director of the Company dated 30 November 2021 (the “Director’s Certificate”);

5	Written resolutions of the Directors of the Company dated 25 October 2021 and 31 October 2021 (together, the “Resolutions”);

6

A draft of the unanimous written resolutions of the shareholders of the Company holding shares carrying the right to attend and vote at general meetings of the Company (the “Shareholder Resolutions”) which includes a resolution to adopt the IPO Memorandum and Articles and adopt the revised authorised share capital of the Company in the manner therein to be effective immediately prior to the closing of the IPO;

7	A copy of the Registration Statement;

8	A draft of the Underwriting Agreement; and

9	Such other documents as we have considered necessary for the purposes of rendering this opinion.

Schedule 2

Assumptions

The opinions hereinbefore given are based upon the following assumptions, which we have not independently verified:

1

The form and execution of the Underwriting Agreement will be duly authorised on behalf of the Company pursuant to resolutions of the pricing committee of the board of directors of the Company in accordance with the Resolutions.

2

The Underwriting Agreement has been or will be authorised and duly executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).

3

The Underwriting Agreement is, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with its terms under the laws of the State of New York (the “Relevant Law”) and all other relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).

4

The choice of the Relevant Law as the governing law of the Underwriting Agreement has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York and any other relevant jurisdiction (other than the Cayman Islands) as a matter of the Relevant Law and all other relevant laws (other than the laws of the Cayman Islands).

5	The completeness and accuracy of the Director’s Certificate as to matters of fact as at the date hereof.

6

There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from entering into and performing its obligations under the Underwriting Agreement or the Registration Statement.

7

Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate.

8

That the copies produced to us of minutes of meetings and/or of resolutions (including the Resolutions) correctly record the proceedings of such meetings and/or the subject matter which they propose to record and that all factual statements therein contained are true and correct and that any meetings referred to in such copies were duly convened and held and that all resolutions set out in such copy minutes or resolutions (including the Resolutions) were duly passed and are in full force and effect and have not been revoked or rescinded.

9	That no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Offered Shares.

10	That the Company will receive money or money’s worth in consideration for the issue of the Offered Shares and none of the Offered Shares were or will be issued for less than par value.

11	That the Shareholder Resolutions will be passed in the manner prescribed in the Existing Memorandum and Articles and will not be amended, varied or revoked in any respect.

12	That, at the time of the closing of the IPO, the IPO Memorandum and Articles will be in full force and effect and will be unamended.

13	All signatures, initials and seals are genuine.

14

No monies paid to or for the account of any party under the Underwriting Agreement or any property received or disposed of by any party to the Underwriting Agreement in each case in connection with the Underwriting Agreement or the consummation of the transactions contemplated thereby represent or will represent proceeds of criminal conduct or criminal property or terrorist property (as defined in the Proceeds of Crime Act (As Revised) and the Terrorism Act (As Revised), respectively).

15	There is nothing contained in the minute book or corporate records of the Company (which we have not inspected) which would or might affect the opinions herein.

Schedule 3

Qualifications

The opinions hereinbefore given are subject to the following qualifications:

1

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion, the Registration Statement or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

2

In this opinion letter, the phrase “non-assessable” means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares and in the absence of a contractual arrangement, or an obligation pursuant to the memorandum and articles of association of the Company, to the contrary, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose of other circumstances in which a court may be prepared to pierce or lift the corporate veil).

3

Under Cayman Islands law, the register of members is prima facie evidence of title to shares and this register would not record a third party interest in such shares. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. As far as we are aware, such applications are rarely made in the Cayman Islands and for the purposes of the opinion given in paragraph 3 of this opinion, there are no circumstances or matters of fact known to us on the date of this opinion letter which would properly form the basis for an application for an order for rectification of the register of members of the Company, but if such an application were made in respect of the Ordinary Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

4	To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies.

Nu Holdings Ltd.

Floor 4, Willow House, Cricket Square

Grand Cayman KY1-9010

Cayman Islands

30 November 2021

Campbells LLP

Floor 4, Willow House, Cricket Square

Grand Cayman KY1-9010

Cayman Islands

Nu Holdings Ltd. (the “Company”)

I, the undersigned, being a director of the Company, am aware that you are being asked to provide an opinion letter (the “Opinion”) in relation to certain aspects of Cayman Islands law. Unless otherwise defined herein, capitalised terms used in this certificate have the respective meanings given to them in the Opinion. I hereby certify that:

1	The Existing Memorandum and Articles remain in full force and effect and are unamended.

2	The Company has not entered into any mortgages or charges over its property or assets other than those entered in the register of mortgages and charges of the Company.

3

The Resolutions were duly passed in the manner prescribed in the Existing Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company), and have not been amended, varied or revoked in any respect.

4

Upon adoption of the IPO Memorandum and Articles, the authorised share capital of the Company will be US$324,022.94 divided into 48,603,441,210 shares of a nominal or par value of US$0.000006666666667 each.

5	The shareholder of the Company (the “Shareholders”) have not restricted the powers of the directors of the Company in any way, other than as set out in the Existing Memorandum and Articles.

6	The Company will receive money or money’s worth in consideration for the issue of the Offered Shares, and none of the Offered Shares were or will be issued for less than their par value.

7	The directors of the Company at the date of the Resolutions and at the date of this certificate were and are:

7.1	David Vélez Osorno;

7.2	Doug Leone;

7.3	Anita Sands;

7.4	Jacqueline Dawn Reses;

7.5	Daniel Krepel Goldberg;

7.6	Luis Alberto Moreno Mejia;

7.7	Larissa de Macedo Machado;

7.8	Rogério Paulo Calderón Peres; and

7.9	Muhtar Ahmet Kent.

8

Prior to, at the time of, and immediately following the execution of the Underwriting Agreement and the consummation of the transactions contemplated by the Underwriting Agreement and the Registration Statement the Company was, or will be, able to pay its debts as they fell, or fall, due and has entered, or will enter, into the Underwriting Agreement and the transactions contemplated by the Underwriting Agreement and the Registration Statement for proper value and not with an intention to defraud or wilfully defeat an obligation owed to any creditor or with a view to giving a creditor a preference.

9

Each director of the Company considers the transactions contemplated by the Underwriting Agreement and the Registration Statement to be of commercial benefit to the Company and has acted in good faith in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.

10

To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction, nor have the directors or the Shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.

11

To the best of my knowledge and belief, having made due inquiry, there are no circumstances or matters of fact existing which may properly form the basis for an application for an order for rectification of the register of members of the Company.

12	The Registration Statement has been, or will be, authorised and duly executed and delivered by or on behalf of all relevant parties in accordance with all relevant laws.

13	No invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Offered Shares.

14	The Offered Shares to be issued pursuant to the Registration Statement have been, or will be, duly registered, and will continue to be registered, in the Company’s register of members.

15	The Company is not a central bank, monetary authority or other sovereign entity of any state and is not a subsidiary, direct or indirect, of any sovereign entity or state.

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16

There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from entering into and performing its obligations under the Registration Statement or any documents in connection therewith.

[Signature page follows]

3

I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you in writing personally to the contrary.

Signature:	/s/ David Vélez Osorno
Name:	David Vélez Osorno
Title:	Director

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